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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Historical Financial Information" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of Healthtrust, Inc. -- The Hospital Company for the registration of $200,000,000 Subordinated Notes and to the incorporation by reference therein of our report dated October 15, 1993, with respect to the consolidated financial statements and schedules of Healthtrust, Inc. -- The Hospital Company included in its Annual Report (Form 10-K) for the year ended August 31, 1993, filed with the Securities and Exchange Commission.

                                          Ernst & Young

Nashville, Tennessee
February 23, 1994